                                                                     Exhibit 2.1

                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

          THIS FIRST AMENDMENT, dated as of October 2, 2002 (the "Amendment"), is by and between Socrates Acquisition Corporation, a Delaware corporation (the "Buyer") and Nobel Learning Communities, Inc., a Delaware corporation (the "Company") and amends the Agreement and Plan of Merger, dated as of August 5, 2002, by and between the Buyer and the Company (the "Merger Agreement"). Capitalized terms used but not otherwise defined herein have the meaning assigned to those terms in the Merger Agreement.

          WHEREAS, pursuant to Section 9.04 of the Merger Agreement, on September 30, 2002, the Special Committee of the Board of Directors of the Company and the Board of Directors of the Company approved an amendment of certain provisions of the Merger Agreement as set forth below; and

          WHEREAS, pursuant to Section 9.04 of the Merger Agreement, on September 30, 2002, the Board of Directors of the Buyer approved an amendment of certain provisions of the Merger Agreement as set forth below.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

1.   Amendments to Merger Agreement

     1.1. Amendment to Section 3.03(a)(v). Section 3.03(a)(v) of the Merger Agreement is hereby amended by deleting the number "230,510" and replacing it with the number "230,501".

     1.2. Amendment to to Section 8.01(b). Section 8.01(b) of the Merger Agreement is hereby amended by deleting the date "December 5, 2002" and replacing it with the date "January 31, 2003".

     1.3. Amendment to Section 4.06. Section 4.06 of the Merger Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following sentence: "Buyer has provided the Company with a commitment letter from (i) BNP Paribas, dated as of August 5, 2002 and amended as of October 2, 2002, (ii) Gryphon Partners II, L.P., dated as of August 5, 2002 and amended as of October 2, 2002, and (iii) Cadigan Investment Partners, Inc., dated as of August 5, 2002, (the "Commitment Letters" and the financing to be provided thereunder, the "Financing")."

     1.4. Schedule I to the Merger Agreement shall be superseded and replaced in its entirety by Schedule I attached hereto as Exhibit 1.4.

     1.5. The list of "Outstanding Options and Warrants" contained in Section 3.03(d) of the Company Disclosure Schedule to the Merger Agreement shall be superseded and replaced in its entirety by the list of "Outstanding Options and Warrants" attached hereto as Exhibit 1.5.

2.   Miscellaneous.

     2.1. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     2.2. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law principles.

     2.3. Headings. The descriptive headings contained in this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

     2.4. Effectiveness of Merger Agreement. Except as expressly set forth herein, the Merger Agreement is not modified, amended, released or otherwise affected by this Amendment. The parties hereby agree that all references to the Merger Agreement contained in any documents delivered in connection with or at the closing under the Merger Agreement be deemed to refer to the Merger Agreement as amended hereby.

     2.5. Entire Agreement. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to the subject matter contained herein.

            [The rest of this page has intentionally been left blank]

     IN WITNESS WHEREOF, Buyer and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            SOCRATES ACQUISITION CORPORATION

                                            By: /s/ Jeffrey Ott
                                                --------------------------------
                                                Name: Jeffrey Ott
                                                Title: Co-President

                                            By: /s/ David Luttway
                                                --------------------------------
                                                Name: David Luttway
                                                Title: Co-President

                                            NOBEL LEARNING COMMUNITIES, INC.

                                            By: /s/ Peter Havens
                                                --------------------------------
                                                Name: Peter Havens
                                                Title: Director

                                                                     Exhibit 1.4

                                                                      Schedule I

                             Rollover Shares/Options
                             -----------------------

------------------------------------------------------------------------------------------------------------------------------------
   Individual          Rollover Shares         Surviving        Surviving      Rollover         Surviving            Surviving
                                              Corporation      Corporation      Options     Corporation Class    Corporation Class
                                            Class C Common   Class P Common                     C Options            P Options
                                                 Stock            Stock
------------------------------------------------------------------------------------------------------------------------------------
                     Common    Preferred
------------------------------------------------------------------------------------------------------------------------------------
Jack Clegg           108,991    880,726/1/                                            0
------------------------------------------------------------------------------------------------------------------------------------
John Frock            17,500      50,000                                              0
------------------------------------------------------------------------------------------------------------------------------------
Scott Clegg                0           0                                              0
------------------------------------------------------------------------------------------------------------------------------------
Robert Zobel               0           0                                              0
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------

/1/ Consists of 477,500 shares of Series A Preferred Stock and 403,226 shares of Series C Preferred Stock